Exhibit 1.01

Infinera Corporation
Conflict Minerals Report
For the Reporting Period January 1, 2022 to December 31, 2022

Introduction
This is the Conflict Minerals Report of Infinera Corporation (“we,” “our,” “us,” or “Infinera”) prepared for calendar year 2022 in accordance with Rule 13p-1 (“Rule 13p-1”) under the Securities Exchange Act of 1934, as amended (the “Act”). Rule 13p-1 imposes certain reporting obligations on registrants whose manufactured products contain certain conflict minerals that are necessary to the functionality or production of such products. The term “conflict minerals” is defined in Item 1.01(d) of Form SD as (A) columbite-tantalite, also known as coltan (the metal ore from which tantalum is extracted), cassiterite (the metal ore from which tin is extracted); gold; wolframite (the metal ore from which tungsten is extracted), or their derivatives (“3TG”); or (B) any other mineral or its derivatives determined by the Secretary of State to be financing conflict in the Democratic Republic of the Congo (“DRC”) or adjoining countries, which are the Republic of Congo, the Central African Republic, South Sudan, Uganda, Rwanda, Burundi, Tanzania, Zambia and Angola (collectively with the DRC, the “Covered Countries”).
In conducting due diligence on our supply chain for purposes of complying with Rule 13p-1, we designed our efforts in conformity with the internationally recognized due diligence framework provided by the Organization for Economic Co-Operation and Development (“OECD”). Specifically, this is based on and designed to comply with the OECD Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas, including the related supplements on tantalum, tin, tungsten and gold (collectively, the “OECD Guidance”).
Overview

Company Profile

We are a semiconductor manufacturer and global supplier of networking solutions comprised of networking equipment, optical semiconductors, software and services. Our portfolio of solutions includes optical transport platforms, converged packet-optical transport platforms, compact modular platforms, optical line systems, coherent optical engines and subsystems, a suite of automation software offerings, and support and professional services.

Our customers include operators of fixed line and mobile networks, including telecommunications service providers, internet content providers, cable providers, wholesale carriers, research and education

Exhibit 1.01
institutions, large enterprises, utilities and government entities. Our networking solutions enable our customers to deliver high-bandwidth business and consumer communications services and scale their transport networks as end-user services and applications continue to drive growth in demand for network bandwidth. These end-user services and applications include, but are not limited to, high-speed internet access, business ethernet services, 4G/5G mobile broadband, cloud-based services, high-definition video streaming services, virtual and augmented reality, the Internet of Things, business Ethernet services and data center interconnect.

Our hardware products for the reporting period include our (i) optical transport platforms; (ii) converged packet-optical transport platforms; (iii) compact modular platforms; (iv) optical line systems; and (v) coherent optical subsystems, which are collectively referred to herein as the “Covered Products.” We have determined that certain hardware components of our Covered Products contain one or more conflict minerals and thus, the Covered Products are within the scope of Rule 13p-1.
Although most of the Covered Products contain conflict minerals, we do not directly source 3TG from mines or “mineral processors” (herein referred to as “smelters and refiners”). Instead, we source components and materials from suppliers, who source their components and materials from sub-tier suppliers. Our company is far removed from the upstream smelters and refiners in our supply chain, and we are therefore considered a “downstream company”, as described by the OECD Guidance. Due to our position in the supply chain, we rely on our direct suppliers that supply us with components and/or materials containing 3TG to provide information on the conflict minerals necessary to the functionality and production of our products. Relevant suppliers are requested to assist in our good faith reasonable country of origin inquiry (“RCOI”) and due diligence efforts, including the identification of the smelters and refiners for the conflict minerals used in the products supplied to us.

Reasonable Country of Origin Inquiry

We procure our components and materials from a variety of suppliers around the world and we have determined that during calendar year 2022 we manufactured (or contracted to manufacture) Covered Products as to which conflict minerals are necessary to the functionality or production of such products. In accordance with Rule 13p-1, we conducted our RCOI to determine whether the necessary conflict minerals may have originated in the Covered Countries or come from recycled or scrap sources.

Our RCOI process included conducting an inquiry of our direct suppliers using the Conflict Minerals Reporting Template (“CMRT”) developed by the Responsible Minerals Initiative (“RMI”). We do not have direct supply contracts with the providers of raw materials used in our Covered Products and we do not directly source 3TGs. We source components and materials from suppliers, which in turn, source

Exhibit 1.01
materials, components and products from their suppliers. Our supply chain is extensive and complex with many layers of suppliers positioned between ourselves and 3TG smelters and refiners. Due to our extended supply chain, we leverage our suppliers to provide us with information concerning the sources and chains of custody of 3TGs necessary to the functionality or production of Covered Products.

We required our direct suppliers to query their upstream suppliers using the CMRT. We used the CMRT responses from our direct suppliers to gather information regarding the origin of the minerals in the components and materials they supplied to us, as well as to identify the smelters and refiners that may have processed the conflict minerals in our supply chain. We obtained additional country of origin information for the smelters identified as potentially being within our supply chain through our membership in the RMI. Based on the results of our RCOI, we determined that a number of smelters and/or refiners identified in our supply chain either do or may source 3TG from the Covered Countries, and we have exercised due diligence regarding the source and chain of custody of such conflict minerals.

Design of Conflict Minerals Program

We designed our conflict minerals program to conform, in all material respects, with the five-step framework of the OECD Guidance, specifically as it relates to our position in the minerals supply chain as a “downstream” company:
Step 1:     Establish strong company management systems
Step 2:     Identify and assess risk in the supply chain
Step 3:     Design and implement a strategy to respond to identified risks
Step 4:    Support independent third-party audits of supply chain due diligence
Step 5:     Report on supply chain due diligence
Consistent with the OECD Guidance, we relied upon multi-stakeholder initiatives that provide verification processes for conflict-free minerals from smelters or refiners that may provide those minerals to companies in our supply chain. We, as a purchaser of components and materials, are many steps removed from the mining of conflict minerals, do not purchase raw ore or unrefined conflict minerals, do not purchase minerals directly from smelters or refiners, and do not conduct purchasing activities directly in any of the Covered Countries.
Due Diligence Measures Performed
The following describes the measures taken to reasonably determine the country of origin of conflict minerals and to exercise due diligence regarding our supply chain in conformance with the OECD Guidance.

Exhibit 1.01
Step 1: Establish strong company management systems
a.Conflict minerals team – We have a conflict minerals team that includes individuals from the appropriate business units and departments, including legal, finance, operations and procurement. The team is structured to ensure critical information, including our policies related to this subject matter, reach relevant employees and suppliers.
b.Conflict minerals policy – Together with our Supplier Code of Conduct, our Conflict Minerals Policy establishes our expectations of our suppliers. The Conflict Minerals Policy can be found on our website at https://www.infinera.com/wp-content/uploads/Conflict-Minerals-Policy-Grievance-06012021.pdf and the Supplier Code of Conduct can be found on our website at https://www.infinera.com/wp-content/uploads/Infinera-Supplier-Code-of-Conduct-2021-0277-SUP-RevC-0421.pdf. These documents are available via a link on our Corporate Social Responsibility webpage at https://www.infinera.com/corp-social-responsibility/product-responsibility/ and are periodically reviewed and will be updated, if necessary.
c.Supplier engagement – We required our suppliers to fully disclose any materials found in components or products they supply to us that contain 3TG. In addition, we have incorporated requirements for compliance with conflict minerals disclosure into the periodic business reviews conducted with key suppliers. The periodic business reviews enable us to evaluate the performance and set goals for continuous improvement regarding supply chain issues including any issues related to conflict minerals.
d.Supply Chain System of Controls – We have a supply chain system of controls, which is based on the engagement of our direct suppliers and the disclosure by our suppliers of relevant 3TG sourcing information. The goal of this system is to collect the necessary information from suppliers to identify the smelters and refiners in our supply chain and to obtain the information necessary to meet legal and customer reporting requirements.
Our relevant suppliers provide us with information on the source of the 3TG used in their products with the use of tools such as the CMRT. We employ a third-party database to assess supplier responses for completeness.
e.Company level grievance mechanism – As recommended by the OECD Guidance, we have established a grievance mechanism, which is set forth in our Conflict Minerals Policy. Reports can be made anonymously and will be kept confidential to the fullest extent practicable and allowed by law.
f.Records management – We will continue to maintain records relating to our conflict minerals program in accordance with the recommended record retention guidelines.
Step 2: Identify and assess risk in the supply chain
We performed the following steps as part of our risk assessment process:
a.Identified Direct Suppliers – We identified all direct, or first tier, suppliers that may provide components and materials containing 3TG in the Covered Products during the calendar year

Exhibit 1.01
2022 reporting period. We relied on our direct suppliers to provide information on the origin of the conflict minerals contained in components and materials supplied to us – including sources of conflict minerals that are supplied to them by upstream suppliers.
b.Conducted RCOI – We utilized the industry-developed CMRT to query our direct suppliers for conflict minerals information, and we require our direct suppliers to query their upstream suppliers using the CMRT for the necessary conflict minerals information. We evaluated the information gathered from the CMRTs submitted by our direct suppliers to determine our due diligence and reporting obligations based on this RCOI.
c.Completed additional follow-up – We reviewed the CMRT submissions to validate if they were complete and to identify any contradictions or inconsistencies. We employ a third-party database to perform the analysis of supplier CMRT data based on criteria established by us in collaboration with the third-party. We also have worked with suppliers to secure updated responses where necessary.
d.Identified smelters and refiners – We collected a list of smelters and refiners that may have processed conflict minerals in our supply chain by utilizing the responses to the CMRT. We reconciled this list to the list of smelter and refiners designated as “conformant” by the RMI Responsible Minerals Assurance Process (“RMAP”). We have provided that list in this report.
Step 3: Design and implement a strategy to respond to identified risks
We performed the following steps as part of our risk management plan:
a.Designed and implemented a plan –We adopted and utilized the CMRT to monitor and mitigate supply chain risk.
b.Verified smelters – As part of the risk mitigation process, we reconciled the list of smelters collected from suppliers to the list of smelter facilities designated as “RMAP conformant” by the RMAP.
c.Supplier outreach – We followed up with suppliers that did not initially respond to our requests to complete the CMRT and followed up with questions to explain contradictions and inconsistencies.
d.Met with management – Members of the conflict minerals team periodically report to a designated committee of our senior management, including our Chief Financial Officer, our SVP of Global Operations and our Chief Legal Officer.
Step 4: Support independent third-party audits of supply chain due diligence
We utilized the RMI’s published lists to verify the status of smelters and refiners that source from Covered Countries as conformant with the RMAP assessment protocols for responsible sourcing of conflict minerals.

Exhibit 1.01
We are a member of the RMI. As a member, we have supported the development of the RMAP and have utilized the RMAP to determine the country of origin of conflict minerals in our products. The RMAP uses independent third-party audits to certify smelters and refiners that can demonstrate that the 3TGs which they process do not originate from sources that may be directly or indirectly financing or benefitting armed groups in a Covered Country. The efforts to determine location of origin through the RMI is described on the RMI website at:
http://www.responsiblemineralsinitiative.org. We remain supportive of industry-wide efforts to expand smelter certification.
Step 5: Report on supply chain due diligence
This report and our Form SD will be filed with the Securities and Exchange Commission (“SEC”), and this report is publicly available on our website at www.infinera.com.
Results of RCOI and Due Diligence

We conducted a survey of the 667 direct suppliers we identified that may provide products or components containing 3TG and received a response to our inquiry from over 88 percent of our direct suppliers for calendar year 2022. We did receive, however, some incomplete responses from those surveyed, including responses that still contain incomplete smelter lists. As we do not directly purchase from any smelters and refiners, nor do the majority of our suppliers, we have very little influence over their sourcing. We rely, to a large extent, on the information provided by independent third-party audit programs. Such sources of information may contain incomplete or inaccurate data, and may be subject to fraud.

We have determined that a portion of the conflict minerals contained in the Covered Products originated from the Covered Countries, but we were unable to determine the origin of all the conflict minerals in our Covered Products. Because we have not described any of our products as “DRC conflict free,” an independent private sector audit is not required to be conducted under Rule 13p-1, based on guidance from the SEC’s staff, and therefore has not been conducted.

Smelters or Refineries

We present in this report a list of smelters and refiners provided by those of our suppliers that completed the smelter list on the CMRT, to the extent reasonably determinable, and that may have provided conflict

Exhibit 1.01
minerals in any of the Covered Products. This table, included in Appendix 1, is as of May 15, 2023 and includes only facilities, to the extent known, that have been validated by the RMI as facilities that are currently listed in the RMAP or are listed in the CMRT as “known smelters or refiners.” For smelter and refiner identification, the vast majority of our suppliers provided data at a company or divisional level, or otherwise were unable to identify specific entities that had processed 3TGs contained in the materials, components, or products supplied to us. This was expected given the multiple tiers of suppliers and other entities that are positioned between our direct suppliers and 3TG smelters or refiners. Because of this, we are unable, at this time, to verify that any of the 3TG smelters or refiners that our suppliers identified were part of our raw materials supply chain.

Due Diligence Improvement Efforts
We will continue to communicate our expectations and information requirements to our direct suppliers and continue to work towards a conflict-free supply chain. In addition, we will continue to make inquiries of our direct suppliers and undertake additional risk assessments when potentially relevant changes in facts or circumstances are identified. If we become aware of a supplier whose due diligence process or reporting needs improvement, we currently intend to continue the trade relationship while that supplier improves its compliance program. We expect our direct suppliers to take similar measures with their suppliers to ensure alignment throughout the supply chain.
In addition to the plans described above, we will undertake the following steps during the next reporting period:
•Continue to collect responses from suppliers using the CMRT, including the collection of more product-level responses.
•Continue to work directly with our suppliers to provide more complete responses as a number of suppliers have been unable to determine the origin of the 3TG in products or components supplied to us or to determine whether they come from recycled or scrap sources.
•Continue to support supply chain transparency efforts through our membership in RMI.
•Compare and validate RCOI results to information collected via independent conflict-free smelter validation programs such as the RMAP.
•Continue to allow verified conflict-free material from the Covered Countries to enter our supply chain.

Additional Information
The statements above are based on the RCOI process and due diligence performed in good faith by Infinera. These statements are based on information available at the time. A number of factors could

Exhibit 1.01
introduce errors or otherwise affect our status with respect to this Conflict Minerals Report. These factors include, but are not limited to, gaps in supplier data, gaps in smelter data, errors or omissions by suppliers or smelters, evolving definition and confirmation of smelters, incomplete information from industry or other third-party sources, all instances of conflict minerals necessary to the functionality or manufacturing of our products possibly not yet having been identified, gaps in supplier education and knowledge, timeliness of data, public information not discovered during a reasonable search, language barriers and translation, oversights or errors in conflict free smelter audits, Covered Countries sourced materials being declared secondary materials, companies in our supply chain going out of business, certification programs being not equally advanced for all industry segments and metals, updated guidance regarding the SEC final rules, and smuggling of conflict minerals from the Covered Countries to countries beyond the Covered Countries. Information contained on our website or any website referred to in this Conflict Minerals Report is not incorporated by reference unless expressly noted.

Exhibit 1.01

Appendix 1

Smelters and Refiners

Metal	Smelter	RMAP Status
Gold	8853 S.p.A.	Not RMAP Conformant or Active
Gold	ABC Refinery Pty Ltd.	Not RMAP Conformant or Active
Gold	Abington Reldan Metals, LLC	Conformant
Gold	Advanced Chemical Company	Conformant
Gold	African Gold Refinery	Not RMAP Conformant or Active
Gold	Agosi AG	Conformant
Gold	Aida Chemical Industries Co., Ltd.	Conformant
Gold	Al Etihad Gold Refinery DMCC	Conformant
Gold	Albino Mountinho Lda.	Not RMAP Conformant or Active
Gold	Alexy Metals	Conformant
Gold	Almalyk Mining and Metallurgical Complex (AMMC)	Conformant
Gold	AngloGold Ashanti Corrego do Sitio Mineracao	Conformant
Gold	Argor-Heraeus S.A.	Conformant
Gold	Asahi Pretec Corp.	Conformant
Gold	Asahi Refining Canada Ltd.	Conformant
Gold	Asahi Refining USA Inc.	Conformant
Gold	Asaka Riken Co., Ltd.	Conformant
Gold	Atasay Kuyumculuk Sanayi Ve Ticaret A.S.	Not RMAP Conformant or Active
Gold	AU Traders and Refiners	Not RMAP Conformant or Active
Gold	Augmont Enterprises Private Limited	Not RMAP Conformant or Active
Gold	Aurubis AG	Conformant
Gold	Bangalore Refinery	Conformant
Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	Conformant
Gold	Bauer Walser AG	Not RMAP Conformant or Active
Gold	Boliden AB	Conformant
Gold	C. Hafner GmbH + Co. KG	Conformant
Gold	C.I Metales Procesados Industriales SAS	Not RMAP Conformant or Active
Gold	Caridad	Not RMAP Conformant or Active
Gold	CCR Refinery - Glencore Canada Corporation	Conformant
Gold	Cendres + Metaux S.A.	Not RMAP Conformant or Active
Gold	CGR Metalloys Pvt Ltd.	Not RMAP Conformant or Active
Gold	Chimet S.p.A.	Conformant
Gold	Chugai Mining	Conformant
Gold	Daejin Indus Co., Ltd.	Not RMAP Conformant or Active
Gold	Daye Non-Ferrous Metals Mining Ltd.	Not RMAP Conformant or Active
Gold	Degussa Sonne / Mond Goldhandel GmbH	Not RMAP Conformant or Active
Gold	Dijllah Gold Refinery FZC	Not RMAP Conformant or Active
Gold	DODUCO Contacts and Refining GmbH	Not RMAP Conformant or Active

Exhibit 1.01

Gold	Dongwu Gold Group	Not RMAP Conformant or Active
Gold	Dowa	Conformant
Gold	DSC (Do Sung Corporation)	Conformant
Gold	Eco-System Recycling Co., Ltd. East Plant	Conformant
Gold	Eco-System Recycling Co., Ltd. North Plant	Conformant
Gold	Eco-System Recycling Co., Ltd. West Plant	Conformant
Gold	Elemetal Refining, LLC	Not RMAP Conformant or Active
Gold	Emerald Jewel Industry India Limited (Unit 1)	Not RMAP Conformant or Active
Gold	Emerald Jewel Industry India Limited (Unit 2)	Not RMAP Conformant or Active
Gold	Emerald Jewel Industry India Limited (Unit 3)	Not RMAP Conformant or Active
Gold	Emerald Jewel Industry India Limited (Unit 4)	Not RMAP Conformant or Active
Gold	Emirates Gold DMCC	Conformant
Gold	Fidelity Printers and Refiners Ltd.	Not RMAP Conformant or Active
Gold	Fujairah Gold FZC	Not RMAP Conformant or Active
Gold	Geib Refining Corporation	Conformant
Gold	GGC Gujrat Gold Centre Pvt. Ltd.	Not RMAP Conformant or Active
Gold	Gold by Gold Colombia	Conformant
Gold	Gold Coast Refinery	Not RMAP Conformant or Active
Gold	Gold Refinery of Zijin Mining Group Co., Ltd.	Conformant
Gold	Great Wall Precious Metals Co., Ltd. of CBPM	Not RMAP Conformant or Active
Gold	Guangdong Jinding Gold Limited	Not RMAP Conformant or Active
Gold	Guoda Safina High-Tech Environmental Refinery Co., Ltd.	Not RMAP Conformant or Active
Gold	Hangzhou Fuchunjiang Smelting Co., Ltd.	Not RMAP Conformant or Active
Gold	Heimerle + Meule GmbH	Conformant
Gold	Henan Yuguang Gold & Lead Co., Ltd.	Not RMAP Conformant or Active
Gold	Heraeus Germany GmbH Co. KG	Conformant
Gold	Heraeus Metals Hong Kong Ltd.	Conformant
Gold	Hunan Chenzhou Mining Co., Ltd.	Not RMAP Conformant or Active
Gold	Hunan Guiyang yinxing Nonferrous Smelting Co., Ltd.	Not RMAP Conformant or Active
Gold	HwaSeong CJ CO., LTD.	Not RMAP Conformant or Active
Gold	Industrial Refining Company	Not RMAP Conformant or Active
Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Co., Ltd.	Conformant
Gold	International Precious Metal Refiners	Not RMAP Conformant or Active
Gold	Ishifuku Metal Industry Co., Ltd.	Conformant
Gold	Istanbul Gold Refinery	Conformant
Gold	Italpreziosi	Conformant
Gold	JALAN & Company	Not RMAP Conformant or Active
Gold	Japan Mint	Conformant
Gold	Jiangxi Copper Co., Ltd.	Conformant
Gold	JSC Ekaterinburg Non-Ferrous Metal Processing Plant	Not RMAP Conformant or Active
Gold	JSC Novosibirsk Refinery	Not RMAP Conformant or Active

Exhibit 1.01

Gold	JSC Uralelectromed	Not RMAP Conformant or Active
Gold	JX Nippon Mining & Metals Co., Ltd.	Conformant
Gold	K.A. Rasmussen	Not RMAP Conformant or Active
Gold	Kaloti Precious Metals	Not RMAP Conformant or Active
Gold	Kazakhmys Smelting LLC	Not RMAP Conformant or Active
Gold	Kazzinc	Conformant
Gold	Kennecott Utah Copper LLC	Conformant
Gold	KGHM Polska Miedz Spolka Akcyjna	Conformant
Gold	Kojima Chemicals Co., Ltd.	Conformant
Gold	Korea Zinc Co., Ltd.	Conformant
Gold	Kundan Care Products Ltd.	Not RMAP Conformant or Active
Gold	Kyrgyzaltyn JSC	Not RMAP Conformant or Active
Gold	Kyshtym Copper-Electrolytic Plant ZAO	Not RMAP Conformant or Active
Gold	L'azurde Company For Jewelry	Not RMAP Conformant or Active
Gold	Lingbao Gold Co., Ltd.	Not RMAP Conformant or Active
Gold	Lingbao Jinyuan Tonghui Refinery Co., Ltd.	Not RMAP Conformant or Active
Gold	L'Orfebre S.A.	Conformant
Gold	LS-NIKKO Copper Inc.	Conformant
Gold	LT Metal Ltd.	Conformant
Gold	Luoyang Zijin Yinhui Gold Refinery Co., Ltd.	Not RMAP Conformant or Active
Gold	Marsam Metals	Not RMAP Conformant or Active
Gold	Materion	Conformant
Gold	Matsuda Sangyo Co., Ltd.	Conformant
Gold	MD Overseas	Not RMAP Conformant or Active
Gold	Metal Concentrators SA (Pty) Ltd.	Conformant
Gold	Metallix Refining Inc.	Not RMAP Conformant or Active
Gold	Metalor Technologies (Hong Kong) Ltd.	Conformant
Gold	Metalor Technologies (Singapore) Pte., Ltd.	Conformant
Gold	Metalor Technologies (Suzhou) Ltd.	Conformant
Gold	Metalor Technologies S.A.	Conformant
Gold	Metalor USA Refining Corporation	Conformant
Gold	Metalurgica Met-Mex Penoles S.A. De C.V.	Conformant
Gold	Mitsubishi Materials Corporation	Conformant
Gold	Mitsui Mining and Smelting Co., Ltd.	Conformant
Gold	MMTC-PAMP India Pvt., Ltd.	Conformant
Gold	Modeltech Sdn Bhd	Not RMAP Conformant or Active
Gold	Morris and Watson	Not RMAP Conformant or Active
Gold	Morris and Watson Gold Coast	Not RMAP Conformant or Active
Gold	Moscow Special Alloys Processing Plant	Not RMAP Conformant or Active
Gold	Nadir Metal Rafineri San. Ve Tic. A.S.	Conformant
Gold	Navoi Mining and Metallurgical Combinat	Conformant
Gold	NH Recytech Company	Conformant
Gold	Nihon Material Co., Ltd.	Conformant

Exhibit 1.01

Gold	Ogussa Osterreichische Gold- und Silber-Scheideanstalt GmbH	Conformant
Gold	Ohura Precious Metal Industry Co., Ltd.	Conformant
Gold	OJSC "The Gulidov Krasnoyarsk Non-Ferrous Metals Plant" (OJSC Krastsvetmet)	Not RMAP Conformant or Active
Gold	PAMP S.A.	Conformant
Gold	Pease & Curren	Not RMAP Conformant or Active
Gold	Penglai Penggang Gold Industry Co., Ltd.	Not RMAP Conformant or Active
Gold	Planta Recuperadora de Metales SpA	Conformant
Gold	Prioksky Plant of Non-Ferrous Metals	Not RMAP Conformant or Active
Gold	PT Aneka Tambang (Persero) Tbk	Conformant
Gold	PT DS Jaya Abadi	Not RMAP Conformant or Active
Gold	PX Precinox S.A.	Conformant
Gold	QG Refining, LLC	Not RMAP Conformant or Active
Gold	Rand Refinery (Pty) Ltd.	Conformant
Gold	Refinery of Seemine Gold Co., Ltd.	Not RMAP Conformant or Active
Gold	REMONDIS PMR B.V.	Conformant
Gold	Republic Metals Corporation	Not RMAP Conformant or Active
Gold	Royal Canadian Mint	Conformant
Gold	SAAMP	Conformant
Gold	Sabin Metal Corp.	Not RMAP Conformant or Active
Gold	Safimet S.p.A	Not RMAP Conformant or Active
Gold	SAFINA A.S.	Conformant
Gold	Sai Refinery	Not RMAP Conformant or Active
Gold	Samduck Precious Metals	Not RMAP Conformant or Active
Gold	Samwon Metals Corp.	Not RMAP Conformant or Active
Gold	Sancus ZFS (L’Orfebre, SA)	Conformant
Gold	SAXONIA Edelmetalle GmbH	Not RMAP Conformant or Active
Gold	Schone Edelmetaal B.V.	Not RMAP Conformant or Active
Gold	Sellem Industries Ltd.	Not RMAP Conformant or Active
Gold	SEMPSA Joyeria Plateria S.A.	Conformant
Gold	Shandong Gold Smelting Co., Ltd.	Conformant
Gold	Shandong Humon Smelting Co., Ltd.	Not RMAP Conformant or Active
Gold	Shandong Tiancheng Biological Gold Industrial Co., Ltd.	Not RMAP Conformant or Active
Gold	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	Conformant
Gold	Shenzhen CuiLu Gold Co., Ltd.	Not RMAP Conformant or Active
Gold	Shenzhen Zhonghenglong Real Industry Co., Ltd.	Not RMAP Conformant or Active
Gold	Shirpur Gold Refinery Ltd.	Not RMAP Conformant or Active
Gold	Sichuan Tianze Precious Metals Co., Ltd.	Conformant
Gold	Singway Technology Co., Ltd.	Not RMAP Conformant or Active
Gold	SOE Shyolkovsky Factory of Secondary Precious Metals	Not RMAP Conformant or Active
Gold	Solar Applied Materials Technology Corp.	Conformant
Gold	Sovereign Metals	Not RMAP Conformant or Active

Exhibit 1.01

Gold	State Research Institute Center for Physical Sciences and Technology	Not RMAP Conformant or Active
Gold	Sudan Gold Refinery	Not RMAP Conformant or Active
Gold	Sumitomo Metal Mining Co., Ltd.	Conformant
Gold	SungEel HiMetal Co., Ltd.	Conformant
Gold	Super Dragon Technology Co., Ltd.	Not RMAP Conformant or Active
Gold	T.C.A S.p.A	Conformant
Gold	Tanaka Kikinzoku Kogyo K.K.	Conformant
Gold	Tokuriki Honten Co., Ltd.	Conformant
Gold	Tongling Nonferrous Metals Group Co., Ltd.	Not RMAP Conformant or Active
Gold	TOO Tau-Ken-Altyn	Conformant
Gold	Torecom	Conformant
Gold	TSK Pretech	Not RMAP Conformant or Active
Gold	Umicore Brasil Ltda.	Not RMAP Conformant or Active
Gold	Umicore Precious Metals Thailand	Not RMAP Conformant or Active
Gold	Umicore S.A. Business Unit Precious Metals Refining	Conformant
Gold	United Precious Metal Refining, Inc.	Conformant
Gold	Universal Precious Metals Refining Zambia	Not RMAP Conformant or Active
Gold	Unknown	Not RMAP Conformant or Active
Gold	Valcambi S.A.	Conformant
Gold	Value Trading	Not RMAP Conformant or Active
Gold	WEEEREFINING	Not RMAP Conformant or Active
Gold	Western Australian Mint (T/a The Perth Mint)	Conformant
Gold	WIELAND Edelmetalle GmbH	Conformant
Gold	Yamakin Co., Ltd.	Conformant
Gold	Yokohama Metal Co., Ltd.	Conformant
Gold	Yunnan Copper Industry Co., Ltd.	Not RMAP Conformant or Active
Gold	Zhongkuang Gold Industry Co., Ltd.	Not RMAP Conformant or Active
Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	Conformant
Tantalum	Ma An Shan Shu Guang Smelter Corp.	Conformant
Tantalum	Asaka Riken Co., Ltd.	Not RMAP Conformant or Active
Tantalum	Aurubis	Not RMAP Conformant or Active
Tantalum	Chofu Works	Not RMAP Conformant or Active
Tantalum	CNMC (Guangxi) PGMA Co., Ltd.	Conformant
Tantalum	Cooperativa Metalurgica de Rondonia Ltda.	Conformant
Tantalum	CP Metals Inc.	Not RMAP Conformant or Active
Tantalum	CV Ayi Jaya	Conformant
Tantalum	CV Dua Sekawan	Conformant
Tantalum	CV Gita Pesona	Conformant
Tantalum	CV United Smelting	Conformant
Tantalum	DONGGUAN CITY XIDA SOLDERING TIN PRODUCTS CO.,LTD	Conformant
Tantalum	Duoluoshan	Not RMAP Conformant or Active

Exhibit 1.01

Tantalum	Gejiu Fengming Metallurgy Chemical Plant	Conformant
Tantalum	Gejiu Jinye Mineral Company	Conformant
Tantalum	Gejiu Yunxi Group Corp.	Conformant
Tantalum	Guangdong Rising Rare Metals-EO Materials Ltd.	Not RMAP Conformant or Active
Tantalum	GUANGXI HUA TIN GOLD MINUTE FEE, LTD.	Conformant
Tantalum	Guangxi Nonferrous Metals Group ( Hechi Xinhua smelting limited company	Conformant
Tantalum	Guangxi Zhongshan Jin Yi Smelting Co., Ltd	Not RMAP Conformant or Active
Tantalum	Guanyang Guida Nonferrous Metal Smelting Plant	Conformant
Tantalum	Hezhou Jinwei Tin Co., Ltd	Conformant
Tantalum	Hongqiao Metals (Kunshan) Co., Ltd.	Conformant
Tantalum	Huichang Jinshunda Tin Co., Ltd.	Conformant
Tantalum	IMPAG AG	Conformant
Tantalum	Jiang Jia Wang Technology Co	Conformant
Tantalum	Jiangxi Ketai Advanced Material Co., Ltd.	Conformant
Tantalum	Jiangxi Yaosheng Tungsten Co., Ltd.	Conformant
Tantalum	Jiujiang Janny New Material Co., Ltd.	Not RMAP Conformant or Active
Tantalum	KEMET Blue Powder	Not RMAP Conformant or Active
Tantalum	King-Tan Tantalum Industry Ltd.	Not RMAP Conformant or Active
Tantalum	LIAN JING	Conformant
Tantalum	Materials Eco-Refining CO.,LTD	Conformant
Tantalum	Materion	Not RMAP Conformant or Active
Tantalum	Meta Materials	Not RMAP Conformant or Active
Tantalum	Metahub Industries Sdn. Bhd.	Conformant
Tantalum	Minchali Metal Industry Co., Ltd.	Conformant
Tantalum	Ming Li Jia smelt Metal Factory	Conformant
Tantalum	Ney Metals and Alloys	Conformant
Tantalum	Novosibirsk	Conformant
Tantalum	Power Resources Ltd.	Not RMAP Conformant or Active
Tantalum	PT Bangka Kudai Tin	Conformant
Tantalum	PT Bangka Prima Tin	Conformant
Tantalum	PT Bangka Putra Karya	Conformant
Tantalum	PT Bangka Timah Utama Sejahtera	Conformant
Tantalum	PT Bangka Tin Industry	Conformant
Tantalum	PT DS Jaya Abadi	Not RMAP Conformant or Active
Tantalum	Yichun Jin Yang Rare Metal Co., Ltd.	Not RMAP Conformant or Active
Tantalum	Zhuzhou Cemented Carbide Group Co., Ltd.	Not RMAP Conformant or Active
Tin	Yunnan Copper Zinc Industry Co., Ltd.	Not RMAP Conformant or Active
Tin	Yunnan Malipo Baiyi Kuangye Co.	Not RMAP Conformant or Active
Tin	Alpha	Conformant
Tin	An Vinh Joint Stock Mineral Processing Company	Not RMAP Conformant or Active
Tin	Chenzhou Yunxiang Mining and Metallurgy Co., Ltd.	Conformant
Tin	Chifeng Dajingzi Tin Industry Co., Ltd.	Conformant

Exhibit 1.01

Tin	China Tin Group Co., Ltd.	Conformant
Tin	CP Metals Inc.	Not RMAP Conformant or Active
Tin	CRM Fundicao De Metais E Comercio De Equipamentos Eletronicos Do Brasil Ltda	Conformant
Tin	CRM Synergies	Conformant
Tin	CV Venus Inti Perkasa	Conformant
Tin	Dongguan CiEXPO Environmental Engineering Co., Ltd.	Not RMAP Conformant or Active
Tin	Dowa	Conformant
Tin	DS Myanmar	Conformant
Tin	Electro-Mechanical Facility of the Cao Bang Minerals & Metallurgy Joint Stock Company	Not RMAP Conformant or Active
Tin	EM Vinto	Conformant
Tin	Estanho de Rondonia S.A.	Conformant
Tin	Fabrica Auricchio Industria e Comercio Ltda.	Conformant
Tin	Fenix Metals	Conformant
Tin	Fujian Jinxin Tungsten Co., Ltd.	Not RMAP Conformant or Active
Tin	Ganzhou Yatai Tungsten Co., Ltd.	Not RMAP Conformant or Active
Tin	Gejiu City Fuxiang Industry and Trade Co., Ltd.	Not RMAP Conformant or Active
Tin	Gejiu Kai Meng Industry and Trade LLC	Not RMAP Conformant or Active
Tin	Gejiu Non-Ferrous Metal Processing Co., Ltd.	Conformant
Tin	Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.	Not RMAP Conformant or Active
Tin	Gejiu Zili Mining And Metallurgy Co., Ltd.	Not RMAP Conformant or Active
Tin	Guangdong Hanhe Non-Ferrous Metal Co., Ltd.	Conformant
Tin	HuiChang Hill Tin Industry Co., Ltd.	Not RMAP Conformant or Active
Tin	Hunan Chuangda Vanadium Tungsten Co., Ltd. Wuji	Not RMAP Conformant or Active
Tin	Hunan Litian Tungsten Industry Co., Ltd.	Not RMAP Conformant or Active
Tin	Jiangxi New Nanshan Technology Ltd.	Conformant
Tin	Jiangxi Xianglu Tungsten Co., Ltd.	Not RMAP Conformant or Active
Tin	Jiangxi Xiushui Xianggan Nonferrous Metals Co., Ltd.	Not RMAP Conformant or Active
Tin	Luna Smelter, Ltd.	Conformant
Tin	Ma'anshan Weitai Tin Co., Ltd.	Not RMAP Conformant or Active
Tin	Magnu's Minerais Metais e Ligas Ltda.	Conformant
Tin	Malaysia Smelting Corporation (MSC)	Conformant
Tin	Melt Metais e Ligas S.A.	Not RMAP Conformant or Active
Tin	Metallic Resources, Inc.	Conformant
Tin	Metallo Belgium N.V.	Conformant
Tin	Metallo Spain S.L.U.	Conformant
Tin	Mineracao Taboca S.A.	Conformant
Tin	Minsur	Conformant
Tin	Mitsubishi Materials Corporation	Conformant
Tin	Modeltech Sdn Bhd	Not RMAP Conformant or Active

Exhibit 1.01

Tin	Nghe Tinh Non-Ferrous Metals Joint Stock Company	Not RMAP Conformant or Active
Tin	Novosibirsk Processing Plant Ltd.	Not RMAP Conformant or Active
Tin	O.M. Manufacturing (Thailand) Co., Ltd.	Conformant
Tin	O.M. Manufacturing Philippines, Inc.	Conformant
Tin	Operaciones Metalurgicas S.A.	Conformant
Tin	Pongpipat Company Limited	Not RMAP Conformant or Active
Tin	Precious Minerals and Smelting Limited	Not RMAP Conformant or Active
Tin	PT Aries Kencana Sejahtera	Conformant
Tin	PT Artha Cipta Langgeng	Conformant
Tin	PT ATD Makmur Mandiri Jaya	Conformant
Tin	PT Babel Inti Perkasa	Conformant
Tin	PT Babel Surya Alam Lestari	Conformant
Tin	PT Bangka Serumpun	Conformant
Tin	PT Belitung Industri Sejahtera	Not RMAP Conformant or Active
Tin	PT Bukit Timah	Conformant
Tin	PT Cipta Persada Mulia	Conformant
Tin	PT Eunindo Usaha Mandiri	Not RMAP Conformant or Active
Tin	PT Inti Stania Prima	Not RMAP Conformant or Active
Tin	PT Justindo	Not RMAP Conformant or Active
Tin	PT Karimun Mining	Not RMAP Conformant or Active
Tin	PT Kijang Jaya Mandiri	Not RMAP Conformant or Active
Tin	PT Lautan Harmonis Sejahtera	Not RMAP Conformant or Active
Tin	PT Masbro Alam Stania	Not RMAP Conformant or Active
Tin	PT Menara Cipta Mulia	Conformant
Tin	PT Mitra Stania Prima	Conformant
Tin	PT Mitra Sukses Globalindo	Conformant
Tin	PT O.M. Indonesia	Not RMAP Conformant or Active
Tin	PT Panca Mega Persada	Not RMAP Conformant or Active
Tin	PT Premium Tin Indonesia	Conformant
Tin	PT Prima Timah Utama	Conformant
Tin	PT Putera Sarana Shakti (PT PSS)	Conformant
Tin	PT Rajawali Rimba Perkasa	Conformant
Tin	PT Rajehan Ariq	Conformant
Tin	PT Refined Bangka Tin	Conformant
Tin	PT Sariwiguna Binasentosa	Conformant
Tin	PT Stanindo Inti Perkasa	Conformant
Tin	PT Sukses Inti Makmur	Conformant
Tin	PT Sumber Jaya Indah	Not RMAP Conformant or Active
Tin	PT Timah Nusantara	Not RMAP Conformant or Active
Tin	PT Timah Tbk Kundur	Conformant
Tin	PT Timah Tbk Mentok	Conformant
Tin	PT Tinindo Inter Nusa	Not RMAP Conformant or Active
Tin	PT Tirus Putra Mandiri	Not RMAP Conformant or Active

Exhibit 1.01

Tin	PT Tommy Utama	Conformant
Tin	PT Wahana Perkit Jaya	Not RMAP Conformant or Active
Tin	Resind Industria e Comercio Ltda.	Conformant
Tin	Rui Da Hung	Conformant
Tin	Sanher Tungsten Vietnam Co., Ltd.	Not RMAP Conformant or Active
Tin	Shen Mao Solder(m) Sdn Bhd	Not RMAP Conformant or Active
Tin	Shenzhen Hong Chang Metal Manufacturing Factory	Not RMAP Conformant or Active
Tin	Sichuan Guanghan Jiangnan casting smelters	Not RMAP Conformant or Active
Tin	Sigma Tin Alloy Co., Ltd.	Not RMAP Conformant or Active
Tin	Soft Metais Ltda.	Not RMAP Conformant or Active
Tin	South-East Nonferrous Metal Company Limited of Hengyang City	Not RMAP Conformant or Active
Tin	Super Ligas	Not RMAP Conformant or Active
Tin	Tejing (Vietnam) Tungsten Co., Ltd.	Not RMAP Conformant or Active
Tin	Thai Nguyen Mining and Metallurgy Co., Ltd.	Not RMAP Conformant or Active
Tin	Thaisarco	Conformant
Tin	TIN PLATING GEJIU	Not RMAP Conformant or Active
Tin	Tin Smelting Branch of Yunnan Tin Co., Ltd.	Conformant
Tin	Tin Technology & Refining	Conformant
Tin	TOP-TEAM TECHNOLOGY(SHEN ZHEN)LIMITED	Not RMAP Conformant or Active
Tin	Tuyen Quang Non-Ferrous Metals Joint Stock Company	Not RMAP Conformant or Active
Tin	Vietnam Youngsun Tungsten Industry Co., Ltd.	Not RMAP Conformant or Active
Tin	VQB Mineral and Trading Group JSC	Not RMAP Conformant or Active
Tin	White Solder Metalurgia e Mineracao Ltda.	Conformant
Tin	Woltech Korea Co., Ltd.	Not RMAP Conformant or Active
Tin	Wujiang City Luxu Tin Factory	Not RMAP Conformant or Active
Tin	Xianghualing Tin Industry Co., Ltd	Not RMAP Conformant or Active
Tin	XIN FURUKAWA METAL(WUXI)CO.,LTD	Not RMAP Conformant or Active
Tin	Xinhai Rendan Shaoguan Tungsten Co., Ltd.	Not RMAP Conformant or Active
Tin	XURI	Not RMAP Conformant or Active
Tin	Yifeng Tin Industry (Chenzhou) Co Ltd	Not RMAP Conformant or Active
Tin	Yuecheng Tin Co., Ltd.	Not RMAP Conformant or Active
Tin	Yunnan Chengfeng Non-ferrous Metals Co., Ltd.	Conformant
Tin	Yunnan Chengo Electric Smelting Plant	Not RMAP Conformant or Active
Tin	Yunnan Geiju Smelting Corp.	Not RMAP Conformant or Active
Tin	Yunnan Industrial Co., Ltd.	Not RMAP Conformant or Active
Tin	Yunnan Yunfan Non-ferrous Metals Co., Ltd.	Not RMAP Conformant or Active
Tin	Zhongshan Jinye Smelting Co., Ltd	Not RMAP Conformant or Active
Tungsten	A.L.M.T. Corp.	Conformant
Tungsten	ACL Metais Eireli	Not RMAP Conformant or Active
Tungsten	Albasteel Industria e Comercio de Ligas Para Fundicao Ltd.	Active

Exhibit 1.01

Tungsten	Artek LLC	Active
Tungsten	Asia Tungsten Products Vietnam Ltd.	Conformant
Tungsten	Chenzhou Diamond Tungsten Products Co., Ltd.	Conformant
Tungsten	China Molybdenum Tungsten Co., Ltd.	Conformant
Tungsten	Chongyi Zhangyuan Tungsten Co., Ltd.	Conformant
Tungsten	CNMC (Guangxi) PGMA Co., Ltd.	Not RMAP Conformant or Active
Tungsten	CP Metals Inc.	Not RMAP Conformant or Active
Tungsten	Cronimet Brasil Ltda	Conformant
Tungsten	Fujian Ganmin RareMetal Co., Ltd.	Not RMAP Conformant or Active
Tungsten	Fujian Jinxin Tungsten Co., Ltd.	Not RMAP Conformant or Active
Tungsten	Fujian Xinlu Tungsten	Conformant
Tungsten	Ganzhou Haichuang Tungsten Co., Ltd.	Conformant
Tungsten	Ganzhou Huaxing Tungsten Products Co., Ltd.	Conformant
Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd.	Conformant
Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.	Conformant
Tungsten	Ganzhou Yatai Tungsten Co., Ltd.	Not RMAP Conformant or Active
Tungsten	Global Tungsten & Powders Corp.	Conformant
Tungsten	Guangdong Xianglu Tungsten Co., Ltd.	Conformant
Tungsten	H.C. Starck Tungsten GmbH	Conformant
Tungsten	HANNAE FOR T Co., Ltd.	Active
Tungsten	Hunan Chenzhou Mining Co., Ltd.	Conformant
Tungsten	Hunan Chuangda Vanadium Tungsten Co., Ltd. Wuji	Not RMAP Conformant or Active
Tungsten	Hunan Chunchang Nonferrous Metals Co., Ltd.	Not RMAP Conformant or Active
Tungsten	Hunan Litian Tungsten Industry Co., Ltd.	Not RMAP Conformant or Active
Tungsten	Hydrometallurg, JSC	Not RMAP Conformant or Active
Tungsten	Japan New Metals Co., Ltd.	Conformant
Tungsten	Jiangwu H.C. Starck Tungsten Products Co., Ltd.	Conformant
Tungsten	Jiangxi Gan Bei Tungsten Co., Ltd.	Conformant
Tungsten	Jiangxi Minmetals Gao'an Non-ferrous Metals Co., Ltd.	Not RMAP Conformant or Active
Tungsten	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	Conformant
Tungsten	Jiangxi Xianglu Tungsten Co., Ltd.	Not RMAP Conformant or Active
Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd.	Conformant
Tungsten	Jiangxi Xiushui Xianggan Nonferrous Metals Co., Ltd.	Not RMAP Conformant or Active
Tungsten	Jiangxi Yaosheng Tungsten Co., Ltd.	Conformant
Tungsten	Jingmen Dewei GEM Tungsten Resources Recycling Co., Ltd.	Conformant
Tungsten	JSC "Kirovgrad Hard Alloys Plant"	Not RMAP Conformant or Active
Tungsten	Kennametal Fallon	Conformant
Tungsten	Kennametal Huntsville	Conformant
Tungsten	KGETS Co., Ltd.	Not RMAP Conformant or Active
Tungsten	Lianyou Metals Co., Ltd.	Conformant

Exhibit 1.01

Tungsten	LLC Vostok	Active
Tungsten	Malipo Haiyu Tungsten Co., Ltd.	Conformant
Tungsten	Masan High-Tech Materials	Conformant
Tungsten	Moliren Ltd.	Not RMAP Conformant or Active
Tungsten	Niagara Refining LLC	Conformant
Tungsten	NPP Tyazhmetprom LLC	Not RMAP Conformant or Active
Tungsten	OOO “Technolom” 1	Active
Tungsten	OOO “Technolom” 2	Active
Tungsten	Philippine Chuangxin Industrial Co., Inc.	Conformant
Tungsten	Sanher Tungsten Vietnam Co., Ltd.	Not RMAP Conformant or Active
Tungsten	South-East Nonferrous Metal Company Limited of Hengyang City	Not RMAP Conformant or Active
Tungsten	TANIOBIS Smelting GmbH & Co. KG	Conformant
Tungsten	Tejing (Vietnam) Tungsten Co., Ltd.	Not RMAP Conformant or Active
Tungsten	Unecha Refractory metals plant	Not RMAP Conformant or Active
Tungsten	Vietnam Youngsun Tungsten Industry Co., Ltd.	Not RMAP Conformant or Active
Tungsten	Wolfram Bergbau und Hutten AG	Conformant
Tungsten	Woltech Korea Co., Ltd.	Not RMAP Conformant or Active
Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.	Conformant
Tungsten	Xiamen Tungsten Co., Ltd.	Conformant
Tungsten	Xinfeng Huarui Tungsten & Molybdenum New Material Co., Ltd.	Conformant
Tungsten	Xinhai Rendan Shaoguan Tungsten Co., Ltd.	Not RMAP Conformant or Active
Tungsten	YUDU ANSHENG TUNGSTEN CO., LTD.	Active
Countries of origin of the conflict minerals these facilities process are believed to include:

Andorra, Australia, Austria, Belgium, Bolivia, Brazil, Canada, Chile, China, Colombia, Czechia, Estonia, France, Germany, Ghana, India, Indonesia, Italy, Japan, Kazakhstan, Kyrgyzstan, Lithuania, Malaysia, Mauritania, Mexico, Myanmar, Netherlands, New Zealand, Norway, Peru, Philippines, Poland, Portugal, Republic of North Macedonia, Russian Federation, Rwanda, Saudi Arabia, Singapore, South Africa, South Korea, Spain, Sudan, Sweden, Switzerland, Taiwan, Thailand, Turkey, Uganda, United Arab Emirates, United States, Uzbekistan, Vietnam, Zambia, Zimbabwe